EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Smith Micro Software, Inc., of our report dated April 20, 2020, relating to the abbreviated financial statements of the Operator Business of Circle Media Labs Inc., which report appears in the Current Report on Form 8-K/A of Smith Micro Software, Inc. (No. 001-35525). We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP

Portland, Oregon

May 6, 2020